Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Axalta Coating Systems Ltd. of our report dated February 16, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Axalta Coating Systems Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 8, 2023